Third Quarter 2015 Results

November 9, 2015

Impax Cautionary Statement Regarding Forward Looking Statements

To the extent any statements made in this news release contain information that is not historical; these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the Company's future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: fluctuations in revenues and operating income; the Company's ability to successfully develop and commercialize pharmaceutical products in a timely manner; reductions or loss of business with any significant customer; the substantial portion of the Company's total revenues derived from sales of a limited number of products; the impact of consolidation of the Company's customer base; the impact of competition; the Company's ability to sustain profitability and positive cash flows; any delays or unanticipated expenses in connection with the operation of the Company's manufacturing facilities; the effect of foreign economic, political, legal, and other risks on the Company's operations abroad; the uncertainty of patent litigation and other legal proceedings; the increased government scrutiny on the Company's agreements with brand pharmaceutical companies; product development risks and the difficulty of predicting FDA filings and approvals; consumer acceptance and demand for new pharmaceutical products; the impact of market perceptions of the Company and the safety and quality of the Company's products; the Company's determinations to discontinue the manufacture and distribution of certain products; the Company's ability to achieve returns on its investments in research and development activities; changes to FDA approval requirements ; the Company's ability to successfully conduct clinical trials; the Company's reliance on third parties to conduct clinical trials and testing; the Company's lack of a license partner for commercialization of IPX066 outside of the United States; impact of illegal distribution and sale by third parties of counterfeits or stolen products; the availability of raw materials and impact of interruptions in the Company's supply chain; the Company's policies regarding returns, allowances and chargebacks; the use of controlled substances in the Company's products; the effect of current economic conditions on the Company's industry, business, results of operations and financial condition; disruptions or failures in the Company's information technology systems and network infrastructure caused by third party breaches or other events; the Company's reliance on alliance and collaboration agreements; the Company's reliance on licenses to proprietary technologies; the Company's dependence on certain employees; the Company's ability to comply with legal and regulatory requirements governing the healthcare industry; the regulatory environment; the effect of certain provisions in the Company's government contracts; the Company's ability to protect its intellectual property; exposure to product liability claims; risks relating to goodwill and intangibles; changes in tax regulations; the Company's ability to manage growth, including through potential acquisitions and investments; the integration of the acquired business of Tower Holdings, Inc. and Lineage Therapeutics Inc. by the Company being more difficult, time-consuming or costly than expected, operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the acquisition, the retention of certain key employees of the acquired business being difficult, the Company's and the acquired business's expected or targeted future financial and operating performance and results, the combined company's capacity to bring new products to market, and the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in connection with the acquisition within the expected time-frames or at all, the restrictions imposed by the Company's credit facility and indenture; the Company's level of indebtedness and liabilities and the potential impact on cash flow available for operations; uncertainties involved in the preparation of the Company's financial statements; the Company's ability to maintain an effective system of internal control over financial reporting; the effect of terrorist attacks on the Company's business; the location of the Company's manufacturing and research and development facilities near earthquake fault lines; expansion of social media platforms and other risks described in the Company's periodic reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

Impax

Agenda

- Q3 2015 Highlights
- Update on Four Key Areas of Focus
- Q3 2015 Financial Results
- 2015 Guidance
- Q&A

Impax

Highlights & Update

Fred Wilkinson

President & Chief Executive Officer

Q3 2015 Highlights

- Resolved Warning Letter at Hayward facility
  - Three generic products approved from facility
- Q3 2015 results – compared to Q3 2014
  - Revenue growth of 40%
    - Growth primarily driven by higher volumes and launches
  - Tower* acquisition enhanced Brand and Generic portfolio
  - Continued growth of RYTARY® and Zomig® NS brands
  - Launched 7 generic products through Sept. 2015
  - Adjusted earnings up 21%
- Received Positive CHMP opinion of the European Medicines Agency for NUMIENT™

* Impax acquired Tower Holdings, Inc. (including operating subsidiaries CorePharma LLC and Amedra Pharmaceuticals LLC) and Lineage Therapeutics Inc. (together "Tower") on March 9, 2015.

Impax

1. Focusing on Quality

Corporate Quality

- Enhanced structure and personnel
- Continued focus on Quality Improvement Programs and Systems

Hayward

- Resolved Warning Letter in early September 2015
- Three generic approvals since resolution of Warning Letter

Middlesex

- Five generic products approved in 2015

Taiwan

- GMP certificate issued in September

Philadelphia/Chalfont

- Successfully transferred and closed central packaging operation
- Successfully transferred distribution to UPS

Generic product approval data January 1, 2015 through November 9, 2015
MHRA – Medicines & Healthcare products Regulatory Agency
GMP – Good Manufacturing Practice

Impax

2. Maximizing Generic Platform

	Products	Approval	Launch
1	Lamotrigine ODT (Lamictal®) - FTF	1Q15	2Q15
2	Azelastine Nasal (Astepro®)	Re-launch	2Q15
3	Olopatadine Nasal (Patanase®)	AG	2Q15
4	Oxymorphone IR tablet (Opana®)	4Q14	2Q15
5	Metaxalone 400mg IR tablet (Skelaxin®)*	1Q15	2Q15
6	Fenofibrate IR tablet (Fenoglide®)	AG	2Q15
7	Cyproheptadine IR tablet (Periactin®)*	Re-launch	3Q15
8	Pyridostigmine Bromide ER tablet (Mestinon® Timespan®)	3Q15	4Q15
9	Pilocarpine IR tablet (Salagen®)	Re-launch	4Q15
10	Methyltestosterone IR Capsule, USP (Testred® C-III)	3Q15	4Q15
11	Quinine Sulfate IR capsule (Qualaquin®)	3Q15	4Q15
12	Molindone IR tablet (Moban®)*	1Q15	4Q15E
13	Methadone IR tablet (Dolophine®)	3Q15	TBD
14	Glyburide IR tablet (DiaBeta®)	4Q15	TBD
15	Guanfacine ER tablet (Intuniv®)	4Q15	TBD
16	Felbamate IR tablet, USP (Felbatol®)	4Q15	TBD

Source of sales data: IMS Sept. 2015; Data as of November 9, 2015; *Brand has been discontinued
FTF = First-to-File; AG = Authorized Generic; TBD – To Be Determined, evaluating the potential commercialization of product

Impax

2. Maximizing Specialty Pharma Platform

Rytary™ (Carbidopa and Levodopa) Extended-Release Capsules

- 12.6% TRx growth prior 4 weeks through 10/30
- Strong product interest results in enhanced physician office access
- Driving awareness and adoption >80% of commercial and Medicare Part D Rx's approved by payers

Weekly TRx Since Launch



1,906
2000
1750
1500
1250
1000
750
500
250
0
13-Feb
20-Feb
27-Feb
6-Mar
13-Mar
20-Mar
27-Mar
4-Apr
10-Apr
17-Apr
24-Apr
1-May
8-May
15-May
22-May
29-May
5-Jun
12-Jun
19-Jun
26-Jun
3-Jul
10-Jul
17-Jul
24-Jul
31-Jul
7-Aug
14-Aug
21-Aug
28-Aug
4-Sep
11-Sep
18-Sep
25-Sep
2-Oct
9-Oct
16-Oct
23-Oct
30-Oct

Zomig® Nasal Spray ZOLMITRIPTAN

- Sept '15 vs Sept '14
  - Zomig National Triptan share 33% vs. 30%
  - TRx's up 13% vs Other Nasal Triptans up 4%

Zomig NS TRx



12000
10000
8000
6000
4000
2000
0
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
2014
2015

ALBENZA® (albendazole) tablets

- 20% CAGR 4Q11 to 4Q13
- Focusing on next generation

Quarterly TRx



20% CAGR
40000
35000
30000
25000
20000
15000
10000
5000
0
4Q11
1Q12
2Q12
3Q12
4Q12
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
4Q14
1Q15
2Q15
3Q15

Source TRx: IMS; Source % of Rx's approved: Symphony

Impax

3. Optimizing R&D

Generic

ANDA Pipeline

Current U.S. Brand/Generic Market Sales - $19B

Pending at FDA - $9B
29% Potential/Confirmed FTF or FTM

Under Development - $10B
53% Potential FTF or FTM



20
12
8
8
6
2
Internal
External
9
1
6
2
8
6
2
Internal
External
Other SOD
Controlled-Release SOD
Alternative Dosage Form

Specialty Pharma

- Numient™ (IPX066) ex-US market
  - Received positive CHMP opinion
  - Potential approval end of Nov. 2015
  - Centralized procedure submission with "Therapeutic Innovation" designation
  - 10-year marketing exclusivity eligibility
- IPX203 next generation RYTARY
  - Prioritized to top of pipeline
  - Currently targeting Dec. 2015 for first patient enrollment in Phase II

Source of sales data: IMS Sept. 2015; Pipeline data as of Nov 2, 2015
FTF = First-to-File; FTM = First-to-Market; SOD = Solid Oral Dosage Form

Impax

4. Business Development Acceleration

- Integration of Tower acquisition complete
  - Focusing on achieving strategic benefits
  - Capturing identified synergies of approximately $20 million
    - $10 million in 2015 and $10 million by end of 2016
- Targeting strategic value-creating opportunities
  - Generic:
    - Companies offering complex solid oral or alternative dosage forms with more sustainable margins
    - Product divestitures from industry consolidation
  - Branded:
    - Commercialized, Phase III or Phase III ready assets
    - CNS: focused on movement disorders to utilize infrastructure
- Strong cash position ($318 million*) and balance sheet flexibility

* As of September 30, 2015

Financial Review

Bryan Reasons

Senior Vice President & Chief Financial Officer

Impax

Q3 2015 Financial Summary

$ millions, except per share amounts	Q3 2015	Q2 2015	Change	Q3 2014	Change
Total Revenues	**$221.1**	$214.2	3.2%	$158.0	39.9%
Adjusted Gross Profit	**$111.1**	$107.1	3.7%	$90.4	22.9%
Adjusted Gross Margin	**50.3%**	50.0%	0.3ppts	57.2%	(6.9)ppts
Adjusted Research & Development Expense	**$17.9**	$17.0	5.3%	$18.8	(4.8%)
Adjusted Selling, General & Administrative Expense	**$42.5**	$44.4	(4.3%)	$33.7	26.1%
Adjusted EBITDA	**$65.8**	$59.8	10.0%	$48.2	36.5%
Adjusted Interest Expense	**$3.1**	$6.2	(50.0%)	$0.00	NA
Adjusted Earnings Per Diluted Share	**$0.40**	$0.34	17.6%	$0.33	21.2%
Adjusted Tax Rate	**37.9%**	37.6%	0.3ppts	36.8%	1.1ppts

Refer to the GAAP to non-GAAP reconciliation tables in the appendix for a reconciliation of non-GAAP results

Impax

Q3 2015 Generic and Specialty Pharma Summary

$ millions, except per share amounts	Q3 2015	Q2 2015	Change	Q3 2014	Change
GENERIC DIVISION					
Total Revenues	**$180.7**	$174.7	3.4%	$145.6	24.1%
Adjusted Gross Profit	**$77.3**	$75.2	2.8%	$82.4	(6.2%)
Adjusted Gross Margin	**42.8%**	43.1%	(0.3)ppts	56.6%	(13.8)ppts
Adjusted Operating Income	**$58.3**	$53.7	8.6%	$66.2	(11.9%)
SPECIALTY PHARMA DIVISION					
Total Revenues	**$40.4**	$39.5	2.3%	$12.4	226.0%
Adjusted Gross Profit	**$33.8**	$31.8	6.3%	$8.0	322.5%
Adjusted Gross Margin	**83.7%**	80.6%	3.1ppts	64.9%	18.8ppts
Adjusted Operating Income	**$17.5**	$14.7	19.0%	($11.5)	--

Refer to the GAAP to non-GAAP reconciliation tables in the appendix for a reconciliation of non-GAAP results

Impax

Full-year 2015 Financial Guidance Update

$ millions	Prior	Updated
Adjusted Gross Margin	Low 50% range	Low 50% range
Adjusted Research & Development Expense	$75 to $80	$75 to $80
Adjusted Selling, General & Administrative Expense	$170 to $180	$170 to $180
Adjusted Interest Expense	$14	$14
Capital Expenditures*	**$45 to $50**	**$25 to $35**
Effective Tax Rate	34% to 36%	34% to 36%

* Updated as of November 9, 2015

Impax

Key Priorities

- Maximizing Existing and New Product Opportunities
- Sharpening Focus on Supply Chain and Cost Efficiencies
- Investing in Sustainable Generic and Branded Specialized Markets
- Executing on Value Enhancing Business Development/M&A

Impax

Q&A

Appendix

GAAP to Non-GAAP Reconciliations

The following table reconciles reported net income (loss) to adjusted net income.
(Unaudited, amounts in thousands, except per share and per share data)

	Three months ended		
	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014
Net income	$ 35,755	$ (1,852)	$ 15,737
Adjusted to add (deduct):			
Amortization [a]	10,307	12,622	2,463
Business development expenses [b]	3,682	3,901	5,187
Hayward facility remediation costs [c]	3,546	2,697	3,505
Employee severance [d]	-	2,643	-
Payments for licensing agreements [e]	750	-	-
Fair value of inventory step-up [f]	1,104	4,239	-
Non-cash interest expense [g]	5,097	749	-
Loss on debt extinguishment [h]	-	16,903	-
Accelerated depreciation and lease expense [i]	2,767	-	-
Gain on sale of asset [j]	(45,574)	-	-
Net change in fair value of derivatives [k]	4,000	-	-
Income tax effect	7,772	(17,456)	(3,496)
Adjusted net income	$ 29,206	$ 24,446	$ 23,396
Adjusted net income per diluted share	$ 0.40	$ 0.34	$ 0.33
Net income per diluted share	$ 0.49	$ (0.03)	$ 0.22
Diluted weighted average common shares outstanding	72,777,746	72,550,756	70,715,226

Impax

Footnotes to Table Reconciling Reported Net Income to Adjusted Net Income

(a) Primarily resulting from the March 2015 acquisition of Tower (including its operating subsidiaries CorePharma LLC and Amedra Pharmaceuticals LLC) and Lineage. Included in "Cost of revenues" on the Consolidated Statements of Income.

(b) Professional fees related to business development activities including Tower integration-related activities. Included in "Selling, general and administrative" expenses on the Consolidated Statements of Income.

(c) Remediation costs related to the Hayward, CA manufacturing facility. Included in "Cost of revenues" on the Consolidated Statements of Income.

(d) Related to the closing of the Company's packaging and distribution facilities. Included in "Cost of revenues" on the Consolidated Statements of Income.

(e) During the first quarter 2014, as a result of a decline in pricing on a currently approved Tolmar product, the Company revised the projections for the product and performed an intangible asset impairment analysis. Based on the results of this analysis, the Company recorded a $2.9 million charge to cost of revenues. Included in "Cost of revenues" on the Consolidated Statements of Income.

(f) Fair value adjustment of inventory as a result of purchase accounting for the Tower acquisition. Included in "Cost of revenues" on the Consolidated Statements of Income.

(g) Related to non-cash accretion of debt discount attributable to deferred financing costs associated with both the $435.0 million term loan and $600.0 million of convertible senior notes issued and bifurcation of the conversion option of the convertible notes. Included in "Interest expense" on the Consolidated Statements of Income.

(h) Loss on the extinguishment and repayment of the $435.0 million term loan due to the write-off of $16.9 million of deferred financing costs. Included in "Loss of debt extinguishment" on the Consolidated Statements of Income.

(i) In connection with the closure of the Company's packaging and distribution facilities announced in June 2015, the Company recorded accelerated depreciation expenses on certain assets, as well as accelerated lease payments of $2.8 million during the third quarter of 2015, of which$2.6 million is included in "Cost of revenues" and $0.2 million included in "Selling, general and administrative expenses" on the Consolidated Statements of Income.

(j) In July 2015, the Company received an unsolicited offer from Turing Pharmaceuticals AG to purchase the U.S. rights to Daraprim®, one of the intangible assets acquired in the Tower acquisition, as well as the active pharmaceutical ingredient for the product and the finished goods inventory on hand. The sale closed in August 2015, pursuant to which the Company received proceeds of $55.5 million at closing. The carrying value of the Daraprim rights at the time of the closing was $9.3 million. The Company recognized a gain on sale of intangible asset of $45.6 million, net of expenses. As the inventory was sold at cost, there was no gain or loss recognized. Included on the Consolidated Statements of Income.

(k) The Company recognized $4.0 million of expense related to the net change in the fair value of its derivative instruments from June 30, 2015 to September 30, 2015. Included in "Loss of debt extinguishment" on the Consolidated Statements of Income.

Impax

GAAP to Non-GAAP Reconciliations

The following table reconciles total Company reported cost of revenues, research and development expenses, and selling, general and administrative expenses to adjusted cost of revenues, adjusted gross profit, adjusted gross margin, adjusted research and development expenses, and adjusted selling, general and administrative expenses.
(Unaudited, amounts in thousands)

	Three months ended		
	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014
Cost of revenues	$ 127,550	$ 129,331	$ 73,561
Adjusted to deduct:			
Amortization	10,307	12,622	2,463
Hayward facility remediation costs	3,546	2,697	3,505
Employee severance	-	2,643	-
Accelerated depreciation and lease expense	2,608	-	-
Fair value of inventory step-up	1,104	4,239	-
Adjusted cost of revenues	$ 109,985	$ 107,130	$ 67,593
Adjusted gross profit [(a)]	$ 111,114	$ 107,052	$ 90,406
Adjusted gross margin [(a)]	50.3%	50.0%	57.2%
Research and development expenses	$ 18,631	$ 16,995	$ 18,756
Adjusted to deduct:			
Payments for licensing agreements	750	-	-
Adjusted research and development expenses	$ 17,881	$ 16,995	$ 18,756
Selling, general and administrative expenses	$ 46,307	$ 48,309	$ 38,888
Adjusted to deduct:			
Business development expenses	3,682	3,901	5,187
Accelerated lease expense	159	-	-
Adjusted selling, general and administrative expenses	$ 42,466	$ 44,408	$ 33,701

[(a)] Adjusted gross profit is calculated as total revenues less adjusted cost of revenues. Adjusted gross margin is calculated as adjusted gross profit divided by total revenues.

Impax

GAAP to Non-GAAP Reconciliations

The following table reconciles reported net income (loss) to adjusted EBITDA.
(Unaudited, amounts in thousands)

	Three months ended		
	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014
Net income	$ 35,755	$ (1,852)	$ 15,737
Adjusted to add (deduct):			
Interest income	(247)	(294)	(370)
Interest expense	8,182	6,953	25
Depreciation and other	7,642	7,648	5,785
Income taxes	25,577	(2,696)	10,117
EBITDA	76,909	9,759	31,294
Adjusted to add (deduct):			
Amortization	10,307	12,622	2,463
Business development expenses	3,682	3,901	5,187
Hayward facility remediation costs	3,546	2,697	3,505
Employee severance	-	2,643	-
Payments for licensing agreements	750	-	-
Fair value of inventory step-up	1,104	4,239	-
Loss on debt extinguishment	-	16,903	-
Accelerated depreciation and lease expense	2,767	-	-
Change in fair value of derivatives	4,000	-	-
Gain on sale of asset	(45,574)	-	-
Share-based compensation	8,292	7,071	5,789
Adjusted EBITDA	$ 65,783	$ 59,835	$ 48,238

The following table reconciles reported interest expense to adjusted interest expense.
(Unaudited, amounts in thousands)

	Three months ended		
	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014
Interest expense	$ (8,182)	$ (6,953)	$ (25)
Adjusted to deduct:			
Non-cash interest expense	5,097	749	-
Adjusted interest expenses	$ (3,085)	$ (6,204)	$ (25)

Impax

GAAP to Non-GAAP Reconciliations

The following tables reconcile the Impax Generics and Impax Specialty Pharma Divisions reported cost of revenues to adjusted cost of revenues, adjusted gross profit, adjusted gross margin and adjusted operating income.
(Unaudited, amounts in thousands)

Generic Division

	Three months ended		
	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014
Total revenues	$180,666	$ 174,679	$145,633
Cost of revenues	112,716	110,767	68,488
Adjusted to deduct:			
Amortization	3,083	5,238	1,733
Hayward facility remediation costs	3,546	2,697	3,505
Employee severance	-	2,643	-
Fair value of inventory step-up	92	725	-
Accelerated depreciation and lease expense	2,608	-	-
Adjusted cost of revenues	103,387	99,464	63,250
Adjusted gross profit [a]	77,279	75,215	82,383
Adjusted operating expenses	18,937	21,507	16,146
Adjusted income from operations	$ 58,342	$ 53,708	$ 66,237
Adjusted gross margin [a]	42.8%	43.1%	56.6%

Specialty Pharma Division

	Three months ended		
	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014
Total revenues	$ 40,433	$ 39,503	$ 12,366
Cost of revenues	14,834	18,564	5,073
Adjusted to deduct:			
Amortization	7,224	7,384	730
Fair value of inventory step-up	1,012	3,514	-
Adjusted cost of revenues	6,598	7,666	4,343
Adjusted gross profit [a]	33,835	31,837	8,023
Adjusted operating expenses	16,358	17,178	19,564
Adjusted income (loss) from operations	$ 17,477	$ 14,659	$ (11,541)
Adjusted gross margin [a]	83.7%	80.6%	64.9%

[a] Adjusted gross profit is calculated as total revenues less adjusted cost of revenues. Adjusted gross margin is calculated as adjusted gross profit divided by total revenues.

Impax